Exhibit 10.3

EXECUTION VERSION

PERSONAL AND CONFIDENTIAL

November 10, 2015

Goldman Sachs Bank USA

Goldman Sachs Lending Partners LLC

200 West Street

New York, New York 10282-2198

Lam Research Corporation

4650 Cushing Parkway

Fremont, California 94538

Attention:	Douglas R. Bettinger
Executive Vice President and Chief Financial Officer

Project Topeka

364-Day Bridge Loan Facility

Joinder Agreement to Commitment Letter

Ladies and Gentlemen:

Reference is made to the Commitment Letter dated October 20, 2015 (together with all exhibits, schedules and annexes thereto, the “Commitment Letter”) among Goldman Sachs Bank USA (“Goldman Sachs”), Goldman Sachs Lending Partners LLC (“GS Lending Partners”) and Lam Research Corporation (the “Borrower”). Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Commitment Letter.

This joinder agreement to the Commitment Letter (this “Joinder Agreement”) sets forth the understanding of the parties hereto regarding the participation of each party identified on the signature pages hereof as an “Additional Commitment Party” (collectively, the “Additional Commitment Parties” and together with Goldman Sachs and GS Lending Partners, the “Commitment Parties”) in the financing of the Bridge Facility.

On the date hereof the Borrower has entered into a Term Loan Agreement, dated as of the date hereof (the “Term Loan Agreement”) among the Borrower, JPMorgan Chase Bank, N.A. as administrative agent and the lenders party thereto, having aggregate commitments of $900,000,000. The Term Loan Agreement has become effective immediately prior to the effectiveness of this Joinder Agreement, the Borrower acknowledges that the conditions to availability thereunder are no more restrictive to the Borrower than the conditions to availability of the Bridge Facility, and therefore the commitments with respect to Tranche 2 of the Bridge Facility have been reduced to zero and the commitments with respect to Tranche 1 of the Bridge Facility have been reduced to $3,300,000,000 as of the date hereof in accordance with the terms of the Commitment Letter.

Each Additional Commitment Party hereby commits to provide to the Borrower, on a several but not joint basis, in each case on the same terms and conditions as are applicable to each of Goldman Sachs’ and GS Lending Partners’ commitments in respect of the Bridge Facility under the Commitment Letter (each such commitment of a Commitment Party, its “Commitment,” and, collectively, the “Commitments”), the principal amount of Tranche 1 of the Bridge Facility set forth opposite such Commitment Party’s name on Schedule I attached hereto. The aggregate commitments of Goldman Sachs and GS Lending Partners with respect to Tranche 1 of the Bridge Facility under the Commitment Letter shall (in accordance with

Section 3 thereof) be reduced on a dollar-for-dollar basis by the aggregate amount of the Commitments of the Additional Commitment Parties upon execution of this Joinder Agreement by each of the parties hereto, such that, as of the date of this Joinder Agreement, the Commitment of each Commitment Party is as set forth adjacent to its name on Schedule I hereto. In addition, each of the Commitment Parties (or its applicable affiliate) shall have, with respect to the Bridge Facility, the title set forth adjacent to its name on Schedule I hereto.

Each Additional Commitment Party acknowledges receipt of a copy of the Commitment Letter and acknowledges that it shall be deemed to be a party to the Commitment Letter as a “Commitment Party” in accordance with, and to the extent set forth in, this Joinder Agreement. Each Additional Commitment Party hereby further acknowledges and agrees that (i) the syndication of the Bridge Facility shall be managed by Goldman Sachs until Goldman Sachs determines that the successful syndication of the Bridge Facility has occurred and (ii) its Commitment shall not be syndicated until notification of the successful syndication of the Bridge Facility by Goldman Sachs.

Each Additional Commitment Party further acknowledges and agrees that it shall not engage, nor shall it authorize any person on its behalf to engage, in any secondary selling or any solicitation of offers to purchase loans or commitments with respect to the Bridge Facility until such time as Goldman Sachs declares the primary syndication of the Bridge Facility to be complete.

As consideration for the Commitments and agreements of each Additional Commitment Party, the Additional Commitment Parties shall be entitled to receive the applicable fees as set forth in the Joinder Fee Letter dated the date hereof among the Borrower, Goldman Sachs, GS Lending Partners and each Additional Commitment Party (the “Joinder Fee Letter”), in accordance with the provisions hereof and thereof. The Borrower further agrees that in no event shall the fees payable to any Additional Commitment Party (as a percentage of the Commitment of such Additional Commitment Party) exceed the fees payable to Goldman Sachs or GS Lending Partners (as a percentage of its respective Commitment).

Each party hereto hereby agrees that each Additional Commitment Party shall be bound by the terms and conditions of the Commitment Letter, and shall have all the rights and obligations with respect to its Commitment, to the same extent as the same are applicable to each of Goldman Sachs and GS Lending Partners each solely in its capacity as a “Commitment Party” thereunder (including, without limitation, with respect to indemnification; provided, that (x) the term the “Letters” as used in Annex A to the Commitment Letter shall be deemed also to include this Joinder Agreement and the Joinder Fee Letter), (y) the Commitment Letter shall be deemed amended such that the reference to “Goldman Sachs” in clause (i) of the first sentence of the first paragraph of Section 2 of the Commitment Letter shall be deemed to refer to “each Commitment Party” and (z) the term the “Existing Credit Agreement” shall be deemed amended such that each reference to the “Existing Credit Agreement” in Annex B to the Commitment Letter (other than the reference to the “Existing Credit Agreement” in the definition of “Excluded Debt” therein) shall be deemed to refer to the “Term Loan Agreement” as defined in this Joinder Agreement; provided, however, that this paragraph shall not apply to, and the Additional Commitment Parties shall not have any obligations, rights or benefits (except as expressly set forth herein) with respect to, (a) roles or titles assigned to Goldman Sachs and GS Lending Partners with respect to the Bridge Facility set forth in the Commitment Letter, (b) Section 3 of the Commitment Letter, the provisions applicable only to Goldman Sachs and GS Lending Partners in Section 6 of the Commitment Letter, or any other provisions thereof applicable to Goldman Sachs in its capacity as Arranger or Administrative Agent and (c) any provisions of the Fee Letter.

This Joinder Agreement may not be assigned by (i) the Borrower without the prior written consent of each Commitment Party or (ii) any Additional Commitment Party (including, without limitation, any

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assignment of the Commitment of such Additional Commitment Party) without the prior written consent of each of the Borrower, Goldman Sachs and GS Lending Partners (and, in each case, any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person (including without limitation your equity holders, employees or creditors) other than the parties hereto (and any indemnified person referred to in Annex A to the Commitment Letter); provided, however, that each Additional Commitment Party may assign its Commitment and agreements hereunder, in whole or in part, to any of its affiliates subject to the requirements set forth in Section 6 of the Commitment Letter.

This Joinder Agreement may not be amended or any term or provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto, and each of the Borrower, Goldman Sachs and GS Lending Partners hereby agrees that no amendment, waiver, supplement or other modification of the Commitment Letter that would change any rights, benefits or obligations of any Additional Commitment Party shall be entered into unless such Additional Commitment Party shall have consented thereto in writing; provided, that the foregoing shall not restrict Goldman Sachs and GS Lending Partners (i) in syndicating their remaining respective Commitments and entering into additional joinder agreements to the Commitment Letter solely with the Borrower and any additional Commitment Party in connection therewith, (ii) from amending, waiving, supplementing or otherwise modifying any of their respective rights, benefits or obligations under the Commitment Letter (including, without limitation, under Section 3 thereof, or any other provisions thereof applicable to Goldman Sachs in its capacity as Arranger or Administrative Agent) as mutually agreed to with the Borrower or (iii) from making any determination in its capacity as Arranger or Administrative Agent as provided in the Commitment Letter.

This Joinder Agreement may be executed in any number of counterparts, each of which when executed will be an original and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

This Joinder Agreement (including all of the terms of the Commitment Letter incorporated by reference herein) and the Joinder Fee Letter are the only agreements that have been entered into among the Borrower, Goldman Sachs, GS Lending Partners and each Additional Commitment Party with respect to the Bridge Facility and set forth the entire understanding of the parties with respect thereto. No individual has been authorized by any Additional Commitment Party or any of its respective affiliates to make any oral or written statements that are inconsistent with this Joinder Agreement or the Joinder Fee Letter. Following the execution and delivery of this Joinder Agreement by each of the parties hereto, the Commitment Letter and this Joinder Agreement shall be construed as a single instrument to the extent necessary to give effect to the provisions hereof. Notwithstanding any provision hereof or of the Commitment Letter, each party hereto hereby agrees that all obligations of each Commitment Party, whether pursuant hereto or pursuant to the Commitment Letter, shall be several and not joint obligations.

Each party hereto agrees that any suit or proceeding arising in respect of this Joinder Agreement or the Commitment Parties’ commitments or agreements hereunder or the Joinder Fee Letter will be tried exclusively in the United States District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and each party hereby submits to the exclusive jurisdiction of, and to venue in, such court. Any right to trial by jury with respect to any action or proceeding arising in connection with or as a result of either the Commitment Parties’ commitments or agreements or any matter referred to in this Joinder Agreement or the Joinder Fee Letter is hereby waived by the parties hereto. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any

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other manner provided by law. Service of any process, summons, notice or document by registered mail or overnight courier addressed to any of the parties hereto at the addresses above shall be effective service of process against such party for any suit, action or proceeding brought in any such court. This Joinder Agreement and the Joinder Fee Letter will be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws; provided, however, that (i) the interpretation of the definition of Target Material Adverse Effect and whether or not a Target Material Adverse Effect has occurred, (ii) the determination of the accuracy of any Acquisition Representations and whether as a result of any inaccuracy thereof the Borrower, the Merger Subs or their respective affiliates have the right to terminate their respective obligations under the Acquisition Agreement, or to decline to consummate the Transactions pursuant to the Acquisition Agreement and (iii) the determination of whether the Transactions have been consummated in accordance with the terms of the Acquisition Agreement, in each case, shall be governed by, and construed and interpreted solely in accordance with, the laws of the State of Delaware without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

This Joinder Agreement (including all of the terms of the Commitment Letter incorporated by reference herein) and the other terms and conditions contained herein shall be subject to the same confidentiality provisions applicable to the Commitment Letter as provided in Section 7 of the Commitment Letter and each Additional Commitment Party acknowledges that it will be subject to the confidentiality provisions provided in Section 7 of the Commitment Letter as a Commitment Party. Each Joinder Fee Letter and the contents thereof shall be subject to the same confidentiality provisions applicable to the Fee Letter as provided in Section 7 of the Commitment Letter.

Each Additional Commitment Party acknowledges that it has, independently and without any reliance upon either Goldman Sachs or GS Lending Partners or any of their respective affiliates, or any of their respective officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the Borrower and its subsidiaries and the Acquired Business and such other documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Joinder Agreement and to provide its Commitment. As you know, Goldman, Sachs & Co. has been retained by the Borrower (or one of its affiliates) as financial advisor (in such capacity, the “Financial Advisor”) in connection with the Acquisition. Each of the parties hereto agrees to such retention, and further agrees not to assert any claim it might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Financial Advisor and, on the other hand, Goldman Sachs’ and Goldman Sachs’ affiliates’ relationships with you as described and referred to herein. Certain of the Commitment Parties or their respective affiliates are, or may at any time be a lender under one or more existing credit facilities of the Borrower (and/or of its subsidiaries) (in such capacity, an “Existing Lender”). The Borrower further acknowledges and agrees for itself and its subsidiaries that any such Existing Lender (a) will be acting for its own account as principal in connection with such existing credit facilities, (b) will be under no obligation or duty as a result of such Commitment Party’s role in connection with the transactions contemplated by this Joinder Agreement or otherwise to take any action or refrain from taking any action (including with respect to voting for or against any requested amendments), or exercising any rights or remedies, that each Existing Lender may be entitled to take or exercise in respect of such existing credit facilities and (c) may manage its exposure to such existing credit facilities without regard to such Commitment Party’s role hereunder.

The reimbursement, indemnification, confidentiality, absence of fiduciary relationship; affiliates, jurisdiction, waiver of jury trial, venue and governing law provisions contained herein or incorporated herein by reference to the Commitment Letter and the provisions of the Joinder Fee Letter will remain in full force and effect regardless of whether the Loan Documents are executed and delivered and notwithstanding the termination of the Commitment Letter or the Commitment Parties’ respective commitments and agreements thereunder.

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The Commitments of each Additional Commitment Party will terminate upon the first to occur of (i) the execution and delivery of the Bridge Loan Agreement by each of the parties thereto, (ii) the consummation of the Acquisition without using the Bridge Loans, (iii) the termination of Borrower’s or Merger Sub’s obligation to consummate the Acquisition pursuant to, the Acquisition Agreement, and (iv) July 20, 2016 (provided, that, to the extent the Outside Date (as defined in the Acquisition Agreement) is extended to a date (the “Extended Date”) that is on or prior to October 20, 2016 in accordance with the terms of Section 8.1(d) of the Acquisition Agreement (as in effect on the date of the Commitment Letter), the date referred to in this clause (iv) shall, upon notice of such extension to the Arranger from the Borrower, be automatically extended to such Extended Date) (the earliest date in clauses (ii) through (iv) being the “Commitment Termination Date”).

This Joinder Agreement supersedes any commitment advice or similar letter executed by any Additional Commitment Party on or prior to the date hereof in connection with the Bridge Facility, which commitment advice or similar letter shall in each case terminate with respect to the Bridge Facility commitments upon the effectiveness of this Joinder Agreement.

For the purposes of this Joinder Agreement and the Joinder Fee Letter (as defined below), “Citi” shall mean Citigroup Global Markets Inc. (“CGMI”), Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein and such affiliates shall be entitled to the benefits afforded to Citi hereunder.

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If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof.

Very truly yours,

JPMORGAN CHASE BANK, N.A., as an Additional Commitment Party

By:	/s/ Caitlin Stewart
Name: Caitlin Stewart
Title: Vice President

BARCLAYS BANK PLC,
as an Additional Commitment Party

By:	/s/ Vanessa Kurbatskiy
Name: Vanessa Kurbatskiy
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.,
as an Additional Commitment Party

By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

BNP PARIBAS,
as an Additional Commitment Party

By:	/s/ Nicolas Rabier
Name: Nicolas Rabier
Title: Managing Director

By:	/s/ Karim Remtouia
Name: Karim Remtouia
Title: Vice President

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
as an Additional Commitment Party

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

MIZUHO BANK, LTD.,
as an Additional Commitment Party

By:	/s/ Bertram H. Tang
Name: Bertram H. Tang
Title: Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as an Additional Commitment Party

By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

WELLS FARGO BANK, N.A.,
as an Additional Commitment Party

By:	/s/ Matthew S. Thoreson
Name: Matthew S. Thoreson
Title: Senior Vice President

DBS BANK LTD.,
as an Additional Commitment Party

By:	/s/ Saif Amin
Name: Saif Amin
Title: VP, IBG-TMT

HSBC BANK USA, N.A.,
as an Additional Commitment Party

By:	/s/ Christopher L. Snider
	Name:	Christopher L. Snider
	Title:	Vice President, Senior Relationship Manager

PNC CAPITAL MARKETS LLC,
as an Additional Commitment Party

By:	/s/ John Broeren
Name: John Broeren
Title: Managing Director

By:	/s/ Brian Prettyman
Name: Brian Prettyman
Title: Senior Vice President

SUNTRUST BANK,
as an Additional Commitment Party

By:	/s/ Min Park
Name: Min Park
Title: Vice President

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

GOLDMAN SACHS BANK USA

By:	/s/ Robert Ehudin
Authorized Signatory

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Robert Ehudin
Authorized Signatory

LAM RESEARCH CORPORATION

By:	/s/ Douglas R. Bettinger
	Name:	Douglas R. Bettinger
	Title:	Executive Vice President and Chief Financial Officer

Schedule I

Commitments

Commitment Party	Title	Tranche 1 Commitment	Tranche 2 Commitment
Goldman Sachs Bank USA	Sole Lead Arranger, Sole Bookrunner and Administrative Agent	$1,089,000,000	$0
Goldman Sachs Lending Partners LLC	N/A	$0	$0
JPMorgan Chase Bank, N.A.	Co-Arranger	$375,000,000	$0
Barclays Bank PLC	Co-Arranger	$375,000,000	$0
Citigroup Global Markets Inc.	Co-Arranger	$375,000,000	$0
BNP Paribas	Documentation Agent	$165,200,000	$0
Deutsche Bank AG Cayman Islands Branch / Deutsche Bank Securities Inc.	Documentation Agent	$165,200,000	$0
Mizuho Bank, Ltd.	Documentation Agent	$165,200,000	$0
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Documentation Agent	$165,200,000	$0
Wells Fargo Bank, N.A.	Documentation Agent	$165,200,000	$0
DBS Bank Ltd.	N/A	$65,000,000	$0
HSBC Bank USA, National Association	N/A	$65,000,000	$0
PNC Capital Markets LLC	N/A	$65,000,000	$0
SunTrust Bank	N/A	$65,000,000	$0

Total		$3,300,000,000	$0